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EXHIBIT 32

CERTIFICATIONS UNDER SECTION 906

        Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of ImmunoGen, Inc., a Massachusetts corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

        The Annual Report for the year ended June 30, 2008 (the "Form 10-K") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 2, 2008	/s/ MITCHEL SAYARE Mitchel Sayare Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)
Dated: September 2, 2008	/s/ DANIEL M. JUNIUS Daniel M. Junius President, Chief Operating Officer and Acting Chief Financial Officer (Principal Financial and Accounting Officer)

        A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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  EXHIBIT 32